CFO SERVICES AGREEMENT
财务总监服务协议

This CFO SERVICES AGREEMENT (this “Agreement”), dated as of July 30  2009 by and between Worldwide Officers, Inc. a California Corporation sole owned by Bennet P. Tchaikovsky and having its principal location of 6571 Morningside Drive, Huntington Beach, California 92648 (“Provider”), and Hangzhou Jiuzhou Grand Pharmacy Chained Co. Ltd. (the “Company”), for the services of Provider’s employee, Bennet P. Tchaikovsky (the "Executive").

2009年7月30日，Worldwide Officers公司，一家美国加州注册公司（以下简称“提供者”）与杭州九洲大药房有限公司（以下简称“公司”）签订此财务总监服务协议（以下简称“协议”）。提供者由Bennet P. Tchaikovsky全权拥有，其主要商业地址是: 6571 Morningside Drive, Huntington Beach, California 92648。协议双方通过本协议约定由提供者之雇员Bennet P. Tchaikovsky（以下简称“雇员”）向公司提供服务之权利义务关系。

1.           Employment, Duties and Acceptance.

雇佣，职责与接受。

1.1           Effective as of the date of this Agreement, the Company engages Provider and Provider agrees to supply and make available to the Company, the services of the Executive to serve as the Company’s Chief Financial Officer (“CFO”) during the term of this Agreement, on the terms and conditions contained in this Agreement.  During the term of this Agreement, Executive shall make himself available to the Company and to any of its subsidiaries or affiliates as directed to pursue the business of the Company subject to the supervision and direction of the Board of Directors of the Company (the “Board”).

自本协议生效之日起，公司即依照本协议聘用提供者的雇员为公司的财务总监，直至本协议终止为止。自本协议生效之日起，提供者同意雇员向公司提供本协议约定之服务。在本协议有效期间，雇员应当在公司董事会的监督和指导下，为该公司的业务发展，向该公司及其子公司或关联公司提供相应服务。

1.2           The Board may assign Executive such general management and supervisory responsibilities and executive duties for the Company as are appropriate and commensurate with Executive’s position as Chief Financial Officer of the Company (“CFO”) with the understanding that the CFO will be based where Provider’s principal offices are located.

Hangzhou Jiuzhou CFO Services Agreement

公司的董事会将根据雇员所担任之财政总监的职务，为其安排相应的公司管理，监察，及行政职责。公司了解雇员的公司所在地，并将因此作出合理的工作安排。

1.3           Provider and Executive agree that Executive shall devote an amount of time reasonably necessary to perform his duties hereunder and as an executive officer of the Company.  Nothing herein shall be construed as precluding Executive from owning, purchasing, selling, or otherwise dealing in any manner with any property or engaging in any business whatsoever, including without limitation, providing consulting services, acting as a director of another company, or starting a new business, without notice to the Company, without participation of the Company, and without liability to the Company.

提供者和雇员同意雇员应当为其在公司之任职服务必要的时间以履行相应职责。但是，本协议并不禁止雇员拥有，购买，销售，或处置其它财产。本协议也不禁止雇员进行其它商业行为，其中包括向其它公司提供顾问服务，为其它公司担任董事职务，组建新公司等等。此外，雇员进行其它商业行为无须获得公司的批准，不必以公司之参与为前提，也无须为此向公司承担责任。

2.           Compensation.  Compensation to the Provider for providing the CFO Services described herein prior to the closing of the Company first financing (the “Financing”) shall be the responsibility of [_____].  Compensation is further detailed on Exhibit “A”.  In the event the Company does not list on NASDAQ or raise funds within 9 months from signing of this Agreement, this Agreement shall be automatically terminated and the Provider shall not request the Company to pay its service fees and cost but Provider shall seek compensation from [_____].

报酬。在公司完成第一次融资之前，由[_____]向雇员支付报酬。付酬协议附在本协议之附表A中。如果公司未在本协议签署后9个月内于纳斯达克挂牌或进行融资，本协议应自动终止并且提供者不应要求公司支付服务费和成本，但提供者应向[_____]要求报酬。

3.           Term and Termination.

协议期间与终止。

3.1           The term of this Agreement commences as of the consummation of the Agreement and shall continue until the closing of the Financing; after which time, the Company shall enter into a new agreement with the Executive for the services of the Provider.

本协议自双方签署起生效，并将延续至融资结束为止。融资结束后，公司将与雇员签订新的服务协议。

Hangzhou Jiuzhou CFO Services Agreement

3.2           Executive’s employment may be terminated at any time by Executive upon not less than ninety (90) days written notice by Executive to the Board.  Upon such termination the obligations of Executive and the Company under this Agreement shall immediately cease.

只要雇员提前90日或更长时间向公司发出书面通知，即可解除本协议的雇佣关系。如果通过此途径终止本协议，雇员和公司通过本协议约定所应承担的义务立即终止。

3.3           Company may terminate Executive’s employment upon not less than thirty (30) days written notice by Company to Executive.

只要提前30日或更长的时间向雇员发出书面通知，公司即可解除与其之间的雇佣关系。

4.           Miscellaneous Provisions.

其它条款。

4.1           This Agreement sets forth the entire agreement of the parties relating to the engagement of Executive and is intended to supersede all prior negotiations, understandings and agreements.  No provisions of this Agreement may be waived or changed except by writing by the party against whom such waiver or change is sought to be enforced.  The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

本协议约定了公司聘用雇员的全部条款；所有与本协议相互冲突的双方之间的过往谈判，共识，及协议，皆属无效。除非由被实施一方书面同意，否则另一方不得豁免或改变本协议中的任何条款。如果本协议任何一方没有要求对方履行协议内的任一条款，其在未来要求对方履行此条款之权利不受影响。

4.2           This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.  This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive’s heirs and legal representatives.

如果公司将其对本协议之权利义务转让给第三方，本协议对该第三方具有完全法律效力。雇员不得转让对本协议之权利义务，但本协议对雇员的合法继承人与法律代表具有完全法律效力。

Hangzhou Jiuzhou CFO Services Agreement

4.3           During the term of this Agreement and subsequent to the close of the Financing, the Company shall include Executive and/or Provider as insured under a directors and officers insurance policy (the “D&O Insurance”) with initial coverage of $3,000,000 from an insurance carrier that has a minimum rating of XII A as defined by the A.M. Best Company. If any member of the Board enters into an indemnification agreement with the Company as part of the D&O Insurance, Executive shall be entitled to enter into an agreement of like tenor with the Company. Additionally, if the Board decides to increase the coverage of the D&O Insurance, Executive shall be covered by such policy.

在本协议有限期间内且在融资完成之后，公司应当将提供者与雇员纳入其公司董事与行政管理人员保险名单之内，最低保额应至少为$3，000，000美元，而且所投保之保险公司至少获得A.M. Best Company中的XII A评级。如果公司 董事会中的任何成员与其签订补偿协议，以作为公司董事与行政管理人员保险的其中一部分， 雇员应当有权与公司签订内容类似的补偿协议。此外，如果公司董事会决定增加董事与行政管理人员的保险额度，雇员应当被包含在此人员名单之列。

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

双方在上述日期依法签署本协议。

“COMPANY”	“PROVIDER”
HANGZHOU JIUZHOU GRAND PHARMACY CHAINED CO. LTD 杭州九洲大药房有限公司	WORLDWIDE OFFICERS, INC.
By:	By:

Hangzhou Jiuzhou CFO Services Agreement

Mr. LIU Lei, Chairman	Bennet P. Tchaikovsky, President
刘雷先生，董事长

AGREED TO BY:
[_____]

By:
Title

Hangzhou Jiuzhou CFO Services Agreement

EXHIBIT “A”
Compensation

Compensation through the Financing: $30,000

到融资完成时的费用：美金三万元

Provider and/or Executive will be reimbursed for travel expenses incurred prior to entering into this Agreement upon close of Financing. Such expenses shall not exceed: $5,000.

融资完成时，公司将退还给提供者或雇员在签订协议前的旅行费用，可是不超过美金五千元。

Hangzhou Jiuzhou CFO Services Agreement